Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Movano Inc., of our report dated March 30, 2022, relating to the consolidated financial statements of Movano Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2021 and 2020, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, California

August 15, 2022